As filed with the Securities and Exchange Commission on January 30, 2006
Registration No. 333- ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ViaSat, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of Incorporation or organization)	33-0174996 (I.R.S. Employer Identification Number)

6155 El Camino Real
Carlsbad, California 92009
(Address, including zip code, of Registrant’s principal executive offices)

The ViaSat, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Gregory D. Monahan
Vice President, General Counsel and Secretary
ViaSat, Inc.
6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code for Agent for Service)

Copies to:
Thomas A. Edwards, Esq.
Craig M. Garner, Esq.
Latham & Watkins LLP
600 West Broadway, Suite 1800
San Diego, California 92101
(619) 236-1234
CALCULATION OF REGISTRATION FEE

			Proposed		Maximum
	Amount		Maximum		Amount of		Amount of
	to be		Offering Price		Aggregate		Registration
Title of Securities to be Registered	Registered		Per Share		Offering Price		Fee
Common Stock, $0.0001 par value	500,000	(1) (2)	$12,780,000	(3)	$12,780,000	(3)	$1,367,46

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock .
(2)	Covers 500,000 additional shares of common stock available for issuance under The ViaSat, Inc. Employee Stock Purchase Plan (the “Purchase Plan”), pursuant to an amendment of the Purchase Plan approved by the stockholders of the Registrant on September 9, 2005. The Purchase Plan authorizes the issuance of a maximum of 1,500,000 shares of common stock. However, the offer and sale of 1,000,000 shares of common stock, which have been or may be issued under the Purchase Plan, have previously been registered pursuant to Form S-8 Registration Statement Nos. 333-21113 and 333-40396.
(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average of the high and low prices for the Registrant’s common stock as reported on the Nasdaq National Market on January 25, 2006.
Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the above-named plan are granted, exercised and/or distributed.

EXPLANATORY NOTE
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE
     This Registration Statement on Form S-8 registers the offer and sale of an additional 500,000 shares of common stock of ViaSat, Inc. for issuance under The ViaSat, Inc. Employee Stock Purchase Plan. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statements, File Nos. 333-21113 and 333-40396, are hereby incorporated by reference.
Item 3. Incorporation of Documents by Reference.
     The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:
(1)	Our Annual Report on Form 10-K for the fiscal year ended April 1, 2005, filed by us with the Commission on June 10, 2005.

(2)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed by us with the Commission on November 7, 2005.

(3)	Our Current Reports on Form 8-K filed with the Commission on November 22, 2005, May 13, 2005 and May 12, 2005.

(4)	The description of our common stock contained in our Registration Statement on Form 8-A filed by us with the Commission on November 20, 1996, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information filed under former items 9 or 12 of Form 8-K or current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 8. Exhibits.
     The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit
Number
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this January 30, 2006.

ViaSat, Inc.
By:	/s/ Ronald G. Wangerin
	Name:	Ronald G. Wangerin
	Title:	Vice President, CFO

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark D. Dankberg and Ronald G. Wangerin, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Mark D. Dankberg Mark D. Dankberg	Chief Executive Officer and Chairman (Principal Executive Officer)	January 30, 2006

/s/ Ronald G. Wangerin Ronald G. Wangerin	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2006

/s/ Robert W. Johnson Robert W. Johnson	Director	January 30, 2006

/s/ Jeffrey M. Nash Jeffrey M. Nash	Director	January 30, 2006

/s/ B. Allen Lay B. Allen Lay	Director	January 30, 2006

/s/ Michael B. Targoff Michael B. Targoff	Director	January 30, 2006

/s/ John P. Stenbit John P. Stenbit	Director	January 30, 2006

/s/ Harvey P. White Harvey P. White	Director	January 30, 2006

EXHIBIT INDEX

Exhibit
Number
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this Registration Statement).